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                   TEACHERS INSURANCE AND ANNUITY ASSOCIATION
                   730 THIRD AVENUE, NEW YORK, N.Y. 10017-3206
                             TELEPHONE: 800-842-2733

                   KEOGH GROUP RETIREMENT ANNUITY CERTIFICATE

ANNUITANT:            [ John D. Professor ]
CERTIFICATE NUMBER:   [ B-xxxxxx-x ]
DATE OF ISSUE:        [ 07 01 1999 ]

This certificate states the rights that you, the annuitant, have under a Keogh Group Retirement Annuity contract (the Contract) issued by Teachers Insurance and Annuity Association of America (TIAA) to [The Chase Manhattan Bank, N.A.] (the contractholder) under a trust agreement. PLEASE READ YOUR CERTIFICATE. IT IS IMPORTANT.
                               GENERAL DESCRIPTION
All premiums for this certificate must be remitted under the terms of your Keogh plan. You can allocate your TIAA premiums under your certificate between the Traditional Annuity and the Real Estate Account.

TRADITIONAL ANNUITY. Each premium allocated to the Traditional Annuity under your certificate buys a definite amount of lifetime income for you, based on the rate schedule in effect for your certificate at the time the premium is paid. Your Traditional Annuity accumulation will be credited with a guaranteed interest rate, and may also be credited with additional amounts declared by TIAA.

REAL ESTATE ACCOUNT. Each premium allocated to the Real Estate Account under your certificate buys a number of accumulation units. YOUR REAL ESTATE ACCOUNT ACCUMULATION IS NOT GUARANTEED, AND MAY INCREASE OR DECREASE DEPENDING ON INVESTMENT RESULTS.

You may, subject to the terms of your Keogh plan, withdraw all or part of your accumulation before beginning to receive annuity income. You may transfer between your Traditional Annuity accumulation and your Real Estate Account accumulation, or from either of those accumulations to your companion CREF certificate. Withdrawals and transfers from the Traditional Annuity are subject to the withdrawal charges, if any, specified in your certificate's rate schedule. TIAA can establish new rate schedules in the future, but any such changes would not effect benefits purchased before the change.

When you are ready to start receiving your income, you choose an option from among those described in your certificate. If you die before you start receiving your income, your accumulation will provide a death benefit for your beneficiary.


30 DAY RIGHT TO EXAMINE YOUR CERTIFICATE. You have 30 days from the day you receive this certificate to examine it and to cancel it if you decide not to keep it. To cancel this certificate, return it to us at the address shown above. TIAA will refund all premiums allocated to the Traditional Annuity and the accumulated value of all premiums allocated to the Real Estate Account. Any premium taxes and expense charges deducted from premiums will also be refunded. The certificate will be void as of the issue date, and no benefits will be provided. If this certificate was issued as a result of a transfer from another contract or certificate issued by TIAA or CREF, the refund will be reinstated in such contract or certificate as of the date of cancellation.

THIS CERTIFICATE CANNOT BE ASSIGNED AND IT DOES
NOT PROVIDE FOR LOANS.

If you have any questions about your certificate or need help to resolve a problem, you can contact us at the address or phone number above.

                                                        /s/ John H. Biggs

                                                        Chairman, President and
                                                        Chief Executive Officer
                             GROUP FLEXIBLE PREMIUM
                                DEFERRED ANNUITY
                        FIXED AND VARIABLE ACCUMULATIONS


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                              INDEX OF PROVISIONS

                                      SECTION

Accumulation
    - Definition............................1
    - Real Estate Account..................32
    - Traditional Annuity..................29
Accumulation Units
    - Definition...........................31
    - Number of............................35
Additional Amounts.........................30
Annuity Starting Date
    - Definition............................2
    - Required Beginning...................17
Assignment - Void and of no effect.........60
Benefits
    - Based on Incorrect Data..............68
    - Requests for.........................71
Business Day................................4
Claims of Creditors
    - Protection Against...................61
Commuted Value..............................5
Companion CREF Certificate.................24
Contract
    - Consists of..........................23
Correspondence with us.....................71
Death Benefit
    - Amount of Payments...................43
    - Beneficiary...........................3
    - Definition............................6
    - Methods of Payment...................42
    - Naming Your Beneficiary..............41
    - Payment of...........................40
    - Payments after Death of Beneficiary..44
Elections and Changes - Procedure for......64
ERISA.......................................7
Funding Vehicle.............................8
General Account.............................9
Income Benefit
    - Amount of payments...................39
    - Definition...........................10
    - Options..............................37
    - Post-mortem payments during a        38
      guaranteed or fixed period
    - Starting payments....................36
Internal Transfers
   - Amount................................46
   - Availability..........................45
   - Crediting.............................49
   - Definition............................11
   - Effective Date........................47
   - Systematic transfers..................48
IRC........................................12
Keogh Plan.................................13
Lapse or Forfeiture
    - Protection against...................28
Laws and Regulations
    - Compliance with......................70
Lump-sum Benefit
    - Amount...............................53
    - Availability of......................50
    - Definition...........................14
    - Effective Date.......................51
    - Payment of...........................52
    - Systematic withdrawals...............54
Net Investment Factor......................33
Non-Forfeiture of Benefits.................62
Payee......................................15
Payment to an Estate, Trustee, etc.........66
Premiums
    - Allocation of........................26
    - Payment of...........................25
    - Taxes................................27
Proof of Survival..........................69
Rate Schedule
    - Benefits Bought under................73
    - Change of............................72
    - Definition...........................16
Real Estate Account
    - Deletion of..........................58
Report of Accumulation.....................59
Second Annuitant...........................18
Separate Account
   - Charge................................34
   - Definition............................19
   - Insulation of.........................57
Service of Process upon TIAA...............67
Spouse's Rights
   - Definition............................20
   - Right to Benefits.....................55
   - Waiver of Rights......................56
Surrender charge...........................21
Tax-Free Rollover
   - Right to..............................65
Valuation Day and Valuation Period.........22
Vesting....................................63


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                             PART A: ANNUITANT DATA


                 Certificate  Number:   [B-xxxxxx-x]
   Companion CREF Certificate Number:   [P-xxxxxx-x]
                          Issue Date:   [07 01 1999]
               Annuity Starting Date:   [04 01 2028]
                           Annuitant:   [John D. Professor]
              Social Security Number:   [xxx-xx-xxxx]
                       Date of Birth:   [03 17 1963]

The validity and effect of the contract under which this certificate is issued are governed by the laws of the state of [New York].


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                     PART B: TERMS USED IN THIS CERTIFICATE




1. Your ACCUMULATION is equal to the sum of your Traditional Annuity accumulation (described in part D) and your Real Estate Account accumulation (described in part E). Your accumulation will provide the benefits described in your certificate.

2. Your ANNUITY STARTING DATE is the date as of which you begin to receive income benefits from your accumulation under this certificate. Your scheduled annuity starting date is shown on page 3. You may change your annuity starting date, as explained in section 36. You must begin to receive benefits no later than your required beginning date, as described in section 17.

3. BENEFICIARIES are persons you name, in a form satisfactory to TIAA as explained in section 41, to receive the death benefit if you die before your annuity starting date.

4. A BUSINESS DAY is any day that the New York Stock Exchange is open for trading. A business day ends at 4:00 P.M. Eastern time, or when trading closes on the New York Stock Exchange, if earlier.

5. The COMMUTED (discounted) VALUE is a one-sum amount paid in lieu of a series of payments that are not contingent upon the survival of an annuitant. It is less than the total of those payments, because future interest, included when computing the series of payments, will not be earned if payment is to be made in one sum. The commuted value of future payments is therefore the sum of those payments less the interest from the date of commutation to the date each payment would have been made. The same interest rate or rates used in computing the benefit payments will be used to determine the commuted value.

6. The DEATH BENEFIT is the current value of your accumulation under this certificate at your death. It will be paid to your beneficiary under one of the methods set forth in part G if you die before your annuity starting date.

7.   ERISA is the Employee Retirement Income Security Act of 1974, as amended.

8. A FUNDING VEHICLE is an annuity or an investment fund established to provide retirement benefits from funds remitted under a Keogh retirement plan.

9. The GENERAL ACCOUNT consists of all of TIAA's assets other than those in separate accounts.

10. The INCOME BENEFIT is the periodic amount payable to you under one of the income options set forth in part F. The first payment will be payable as of your annuity starting date.

11. An INTERNAL TRANSFER is the movement of accumulations between your Traditional Annuity accumulation and your Real Estate Account accumulation, or between this certificate and your companion CREF certificate. The provisions concerning internal transfers are set forth in part H.


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12.  The IRC is the Internal Revenue Code of 1986, as amended. All references to any section shall be deemed to refer not only to such section but also to any amendment thereof and any successor statutory provisions.

13. YOUR KEOGH PLAN is a Keogh retirement plan qualifying under IRC section 401(a) or 403(a), in which you are participating as a self-employed person or an employee of a self-employed person.

14. A LUMP-SUM BENEFIT is a withdrawal in a single sum of all or part of your accumulation. A withdrawal may be paid to you, to a TIAA IRA contract, or to another funding vehicle whether or not it is offered by TIAA or CREF. The amount of a lump-sum benefit paid will be the amount withdrawn, less any surrender charge assessed against the amount withdrawn from your Traditional Annuity accumulation in accordance with the applicable rate schedule or schedules. The provisions concerning lump-sum benefits are set forth in part I.

15. The PAYEE is a person named to receive any periodic payments or amounts due under an income option or method of payment of the death benefit:

          A) after your death, if the income option that had been chosen was a one-life annuity with a guaranteed period, the fixed period annuity, or the minimum distribution annuity;

          B) after the death of both you and your second annuitant, if the income option that had been chosen was a two-life annuity with a guaranteed period; or

          C) after the death of a beneficiary, if the death benefit payment method that had been chosen was a one-life annuity with a guaranteed period, a fixed-period annuity, the principal and interest payment method, or the minimum distribution annuity.

16. The RATE SCHEDULE sets forth the bases for computing the Traditional Annuity accumulation and the income benefits, death benefits, lump-sum benefits, and internal transfers arising from it. To the extent permitted by law, TIAA may change the rate schedule, after no less than three months' notice to you, for any premiums, additional amounts, or internal transfers applied to the Traditional Annuity accumulation after the change. No change of rate schedule will affect benefits bought by premiums, additional amounts, or internal transfers applied to the Traditional Annuity accumulation prior to the change. The rate schedule is described in Part L.

17. Your REQUIRED BEGINNING DATE is the latest date on which you can begin to receive your accumulation in accordance with the minimum distribution rules of the IRC, without being subject to a federal excise tax. Generally, it is the April 1 following the calendar year in which you attain 70 1/2 or, if later, the April 1 following the calendar year in which you retire.

18. The SECOND ANNUITANT is the person you name, when starting to receive your income under a two-life annuity, to receive an income for life if he or she survives you. You may name your spouse, or any other person eligible under TIAA's practices then in effect, to be a second annuitant, subject to the rights of your spouse, if any, as described in part J.


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19.  SEPARATE ACCOUNT. All premiums and internal transfers credited to the Real
     Estate Account become part of a separate account. The Real Estate account is designated as "VA-2" and was established by TIAA in accordance with New York law to provide benefits under this certificate and other contracts. The assets and liabilities of separate account VA-2 are segregated from the assets and liabilities of the general account, and from the assets and liabilities of any other TIAA separate account.

20. SPOUSE'S RIGHTS. If you are married, then your spouse is entitled to benefits, as described in part J.

21. A SURRENDER CHARGE will be assessed against the portion of your Traditional Annuity accumulation withdrawn or transferred to provide any lump-sum benefit or internal transfer, as shown in the rate schedule.

22. A VALUATION DAY is any business day, as well as the last calendar day of each month. A VALUATION PERIOD is the time from the end of a valuation day to the end of the next valuation day.


                          PART C: CONTRACT AND PREMIUMS


23. The CONTRACT (including this certificate) constitutes the entire contract between TIAA and the contractholder, and the provisions therein alone will govern with respect to the rights and obligations of TIAA, the contractholder, and you. The sole responsibility of the contractholder is to serve as a party to the contract. Any employer or trustee of a plan paying premiums under the contract shall be deemed to accept its terms and those of the trust agreement under which it has been issued. The payment of premiums is the consideration for the contract. We have issued this certificate in return for premiums paid on your behalf.
          The contract may be amended by agreement of TIAA and the contractholder without the consent of any other person, provided that such change does not reduce any benefit purchased under the contract up to that time. Any endorsement or amendment of this certificate, waiver of any of its provisions, or change in rate schedule will be valid only if in writing and signed by an executive officer or registrar of TIAA. All benefits are payable at TIAA's home office in New York, NY.

24. COMPANION CREF CERTIFICATE. CREF issued a companion CREF Keogh Group Retirement Unit-Annuity certificate to you when you received this certificate. The certificate number is shown on page 3. The College Retirement Equities Fund (CREF) is a companion organization to TIAA.

25. PREMIUMS for this certificate must be remitted under the terms of your Keogh plan. Premiums may be stopped at any time without notice to TIAA and then resumed without payment of any past due premium or penalty of any kind.
               TIAA reserves the right to limit to $300,000 the total premiums paid on this certificate and any other TIAA annuity contract on your life in any twelve-month period. TIAA reserves the right to stop accepting premiums under the contract at any time. TIAA will not accept premiums after your annuity starting date or prior death. Premiums will be credited to your


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     certificate as of the end of the business day in which they are received by TIAA at the location that TIAA will designate by prior written notice to you.
          Elective deferral contributions made to your TIAA or CREF contracts or certificates may not exceed the annual limits on elective deferrals described in section 402(g) of the IRC. TIAA will refund the accumulated value of all excess premiums made to this certificate, as required by law.

26. ALLOCATION OF PREMIUMS. You allocate premiums between the Traditional Annuity and the Real Estate Account. If you allocate premiums to the Traditional Annuity, they increase your Traditional Annuity accumulation. If you allocate premiums to the Real Estate Account, they purchase accumulation units in the Real Estate Account. You may change your allocation for future premiums at any time. TIAA will allocate your premiums according to the most recent valid instructions we have received from you in a form acceptable to TIAA. Your Keogh plan may limit your right to allocate premiums to the Real Estate Account.
          TIAA may stop accepting premiums and/or transfers to the Real
     Estate Account at any time.

27. PREMIUM TAXES. If state or local government premium taxes are incurred, they will be deducted from your certificate accumulation.

28. UNCONDITIONAL PROTECTION AGAINST LAPSE OR FORFEITURE. Your certificate will not lapse after the first premium has been paid. No additional premiums are required.


                    PART D: TRADITIONAL ANNUITY ACCUMULATION


29.  Your TRADITIONAL ANNUITY ACCUMULATION is equal to:

          A) all premiums allocated to the Traditional Annuity under your certificate ; plus
          B) interest credited at the guaranteed interest rate set forth in the rate schedule; plus
          C) any additional amounts credited to the Traditional Annuity under your certificate; plus
          D) any internal transfers to the Traditional Annuity under your certificate; less
          E) any premium taxes incurred by TIAA for your Traditional Annuity accumulation; less
          F) the amount of any lump-sum benefits and internal transfers paid from the Traditional Annuity; less G) any charges for expenses and contingencies set forth in the rate schedule; less
          H)   any amount applied to provide income or death benefits; less
          I)   any surrender charge assessed.

30. ADDITIONAL AMOUNTS. TIAA may credit additional amounts to your Traditional Annuity accumulation. TIAA does not guarantee that there will be additional amounts. TIAA will determine at least annually if additional amounts will be credited.
          Any additional amounts credited to your Traditional Annuity accumulation will buy benefits for you based on the rate schedule in effect on the day the additional amounts are


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     credited. Additional amounts may also be paid with any Traditional Annuity benefits payable to you or your beneficiary.
          Any additional amounts credited to your Traditional Annuity accumulation will be credited under a schedule of additional amount rates declared by TIAA. For a Traditional Annuity accumulation in force as of the effective date of such a schedule, the additional amount rates will not be modified for a period of twelve months following the schedule's effective date. For any premiums, any additional amounts, and any internal transfers applied to the Traditional Annuity during the twelve-month period described in the preceding sentence, TIAA may declare additional amounts at rates which remain in effect through the end of such twelve-month period. Thereafter, any additional amount rates declared for such premiums, additional amounts and internal transfers will remain in effect for periods of twelve months or more.


               PART E: REAL ESTATE ACCOUNT ACCUMULATION AND UNITS


31. ACCUMULATION UNIT. The value of one accumulation unit is calculated at the end of each valuation day. The value of an accumulation unit is equal to the previous day's value multiplied by the net investment factor for the Real Estate Account.

32. Your REAL ESTATE ACCOUNT ACCUMULATION is equal to the number of accumulation units you own multiplied by the value of one accumulation unit. Real Estate Account accumulations are variable and are not guaranteed. They may increase or decrease depending on investment results.

33. The NET INVESTMENT FACTOR for the Real Estate Account for a valuation period is based on the amount of accrued real estate net operating income, dividends, interest and other income during the current period, a deduction of the separate account charge, both realized and unrealized capital gains and losses incurred, and other accounting adjustments during the current period. The precise formula for the net investment factor is A divided by B, as follows:

        A) The value of the Real Estate Account's net assets at the end of the current valuation period, less any premiums received during the current period.

        B) The value of the Real Estate Account's net assets at the end of the previous valuation period, plus the net effect of transactions (e.g. internal transfers, benefit payments) made at the start of the current valuation period.

34. The SEPARATE ACCOUNT CHARGE covers mortality and expense risk, liquidity risk, and administrative and investment advisory services. TIAA, at its discretion, can increase or decrease the separate account charge. The separate account charge is guaranteed not to exceed 2.50% per year of net assets.

35. NUMBER OF ACCUMULATION UNITS. Each premium and each internal transfer applied to the Real Estate Account on your behalf buys a number of accumulation units equal to the amount of the premium or internal transfer divided by the value of one accumulation unit as of the end


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     of the business day in which the premium or internal transfer is credited.
     The number of accumulation units under your certificate will be decreased by any premium taxes incurred by TIAA for your Real Estate Account accumulation and by the application of any accumulation units to any benefits or internal transfers paid from the Real Estate Account accumulation under your certificate. Such transactions will decrease the number of accumulation units under your certificate by an amount equal to the dollar value of the transaction divided by the value of one accumulation unit as of the end of the valuation day on which the transaction becomes effective.


                           PART F: YOUR INCOME BENEFIT


36. STARTING YOUR INCOME BENEFIT. Payment of your income benefit will begin as of the annuity starting date you have chosen, if you are then living and:

          A)   you have chosen one of the income options set forth in section
               37;
          B) if you choose a one-life annuity, we have received due proof of your age;
          C) if you choose a two-life annuity, we have received due proof of your age and the age of your second annuitant;
          D) if you choose the minimum distribution annuity, we have received due proof of your age and the age of the calculation beneficiary you name, if any; and
          E) we have received any required waiver of spouse's rights or proof that you are not married as described in Part J.

          If the requirements of this section have not been completed by the annuity starting date you have chosen, the annuity starting date will be deferred to a date after these requirements have been completed, or if earlier, to your required beginning date. You may not begin a one-life annuity after you attain age 90, nor may you begin a two-life annuity after you or your second annuitant attain age 90. If your accumulation is less than $5,000 on your annuity starting date, TIAA may choose instead to pay your accumulation to you in a single sum.
          At any time before you start to receive your income benefit, you may change your annuity starting date to a date after the change, by written notice to TIAA as explained in section 64. The new date you choose may not be later than your required beginning date.

37. INCOME OPTIONS are the ways in which you may have your income benefit paid to you. The minimum distribution option is available from your Traditional Annuity and Real Estate Account accumulations. The other income options are available from your Traditional Annuity accumulation only. You can transfer some or all of your Real Estate Account accumulation to your Traditional Annuity accumulation to receive benefits under an income option available from the Traditional Annuity. Also, you may transfer some or all of your Real Estate Account accumulation to your companion CREF certificate, as described in section 46, to receive income under an income option available under that certificate. The value of your accumulation will be the consideration for a TIAA individual payout annuity contract providing for the income option you choose.
          You may choose the option you want any time before your annuity starting date. You may change your choice any time before payments begin, but once they have begun no change


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     can be made. Any choice of option or change of such choice must be made by written notice to TIAA as explained in section 64.
          Your right to elect an option or change such election may be limited in accordance with section 70. If you are married, your choice of an income option is subject to the rights of your spouse, if any, to benefits as explained in part J.
          The following are the income options from which you may choose. All of them provide an income for you, some provide that payments will continue for the lifetime of a second annuitant and some provide that payments will continue in any event during a guaranteed period as explained in section
     38. The periodic amount paid to you or a surviving second annuitant depends on which of these options you choose.

          ONE-LIFE ANNUITY. A payment will be made to you each month for as long as you live. You may include a guaranteed period of 10, 15 or 20 years. If you do not include a guaranteed period, all payments will cease at your death. If you include a guaranteed period and you die before the end of that period, monthly payments will continue until the end of that period and then cease.

          TWO-LIFE ANNUITY. A payment will be made to you each month for as long as you live. After your death, a payment will be made each month to the second annuitant you have named, for as long as he or she survives you. You cannot change your choice of second annuitant after your payments begin. You may include a guaranteed period of 10, 15 or 20 years. If you do not include a guaranteed period, all payments will cease at the death of the last survivor of you and your second annuitant. You may choose from among the following forms of two-life annuity.

               FULL BENEFIT TO SURVIVOR. At the death of either you or your second annuitant, the full amount of the monthly payments that would have been paid if you both had lived will continue to the survivor. If you include a guaranteed period and you and your second annuitant both die before the end of the period chosen, the full amount of the monthly payments that would have been paid if you both had lived will continue until the end of that period and then cease.

               TWO-THIRDS BENEFIT TO SURVIVOR. At the death of either you or your second annuitant, two-thirds of the monthly payments that would have been paid if you both had lived will continue to the survivor. If you include a guaranteed period and you and your second annuitant both die before the end of the period chosen, two-thirds of the monthly payments that would have been paid if you both had lived will continue until the end of that period and then cease.

               HALF BENEFIT TO SECOND ANNUITANT. The full monthly income will continue as long as you live. After your death, if your second annuitant survives you, one-half of the monthly payments that would have been paid if you had lived will continue to your second annuitant. If you include a guaranteed period and you and your second annuitant both die before the end of the period chosen, one-half of the monthly payments that would have been paid if you had lived will continue until the end of that period and then cease.


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               FIXED-PERIOD ANNUITY. A payment of principal and interest will be made to you each month for a fixed period you choose that is not less than 5 nor more than 30 years. At the end of the period chosen all the principal and interest credited will have been paid out. If you die before the end of the period chosen, the monthly payments will continue until the end of that period and then cease.

               MINIMUM DISTRIBUTION ANNUITY. This income option enables you to limit your distribution to the minimum distribution requirements of federal tax law. Payments will be made to you from your accumulation until your accumulation is entirely paid out, or until your prior death. This option may not provide income that lasts for your entire lifetime.
                    If you die before your entire accumulation has been paid
               out, a death benefit equal to your remaining accumulation will be paid to the person or persons you name when electing this option.
                    This income option is only available on or after your
               required beginning date. The value of the accumulation placed under this option must be at least $10,000.

               AUTOMATIC ELECTION PROVISION. If on your required beginning date, you have not met the requirements for starting your income benefit described in section 36, you will be deemed to have chosen a one-life annuity if you are then single, or the "half benefit to second annuitant" form of the two-life annuity if you are then married. If allowed under federal tax law, a 10-year guaranteed period will be included.

38. POST-MORTEM PAYMENTS DURING A GUARANTEED OR FIXED PERIOD. Any periodic payments or other amounts remaining due after your death and the death of your second annuitant, if any, during a guaranteed or fixed period will be paid to the payee named to receive them. You name the payee at the time you choose the income option, as described in section 64. You may later change the named payee. If you choose a two-life annuity, your surviving second annuitant may change the named persons after your death, unless you direct otherwise.
          A payee may choose to receive, in one sum the commuted value of any remaining periodic payments that do not involve life contingencies, unless you direct otherwise. If no payee was named to receive these payments, or if no one so named is then living, we will pay the death benefit or the commuted value of the remaining periodic payments in one sum to your estate, or to the estate of the last survivor of you and your second annuitant if you chose a two-life annuity.
          If a payee receiving payments under a guaranteed or fixed period or death benefit option dies while payments remain due, the commuted value of any remaining payments or the remaining death benefit due to that person will be paid to any other surviving payee that you (or your second annuitant) had named to receive them. If no payee so named is then living, the commuted value or remaining death benefit will be paid to the estate of the last payee who was receiving these benefit payments.

39. The AMOUNT OF YOUR PERIODIC INCOME BENEFIT as of your annuity starting date will be determined by:

          A)   the amount of your Traditional Annuity accumulation;
          B) if you choose the minimum distribution annuity, the amount of your Real Estate Account accumulation;


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          C)   the rate schedule or schedules under which any premiums,
               additional amounts and internal transfers were applied to your Traditional Annuity accumulation;
          D)   the income option you choose;
          E)   if you choose a one-life annuity, your age;
          F) if you choose a two-life annuity, your age and your second annuitant's age; and
          G) if you choose the minimum distribution annuity, your age and the age of the calculation beneficiary you name under the minimum distribution annuity, if any.

          If your income benefit would be less than $100 a month, TIAA will have the right to change to quarterly, semi-annual or annual payments, whichever will result in payments of $100 or more and the shortest interval between payments.

                              PART G: DEATH BENEFIT


40. PAYMENT OF THE DEATH BENEFIT. If you die before your annuity starting date, the death benefit will be payable to your beneficiary. We must receive the following in a form acceptable to TIAA before payment can begin:

          A)   due proof of your death;
          B)   the choice of a method of payment as provided in section 42; and
          C) due proof of the beneficiary's age if the method of payment chosen is the one-life annuity or the minimum distribution annuity.

          Payment under the single-sum payment method will be made as of the date we receive these items; payment under any other method of payment will start no later than the first day of the month after we have received these items.

41. NAMING YOUR BENEFICIARY. Beneficiaries are persons you name to receive the death benefit if you die before your annuity starting date. At any time before your annuity starting date, you may name, change, add or delete your beneficiaries by written notice to TIAA, as explained in section 64. Your right to name a beneficiary for the death benefit is subject to the rights of your spouse, if any, as described in part J.
          You can name two "classes" of beneficiaries, primary and contingent, which set the order of payment. At your death, your "beneficiaries" are the surviving primary beneficiary or beneficiaries you named. If no primary beneficiary survives you, your "beneficiaries" are the surviving contingent beneficiary or beneficiaries you named.
          If a class contains more than one person, the death benefit will be paid in equal shares to the then living persons in the class, unless you've explicitly provided otherwise. For example, if you name your spouse as primary beneficiary and your "children" as contingent beneficiaries, your spouse would receive the death benefit if he or she survived you. But if your spouse did not survive you, then your surviving children would receive the death benefit in equal shares. The share of any named beneficiary in a class who does not survive will be allocated in equal shares to the beneficiaries in such class who do survive, even if you've provided for these beneficiaries to receive unequal shares.


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          The death benefit will be paid to your estate in one sum if you name your estate as beneficiary, or if none of the beneficiaries you have named is alive at the time of your death. If at your death you never named a beneficiary, TIAA will pay the death benefit as follows:

          A) if you leave no surviving spouse, the death benefit will be paid to your estate in one sum;
          B) if you leave a surviving spouse, one-half of the death benefit will be paid to your spouse under one of the methods of payment. The remainder of the death benefit will be paid to your estate in one sum.

          If at your death your beneficiary designation conflicts with any rights of your spouse under law that were not previously waived, TIAA will pay the death benefit in accordance with your spouse's rights, as described in section 55.

42. METHODS OF PAYMENT are the ways in which your beneficiary may receive the death benefit. The minimum distribution annuity and single-sum payment methods are available from your Traditional Annuity and Real Estate Account accumulations. The other methods are available from the Traditional Annuity only. Your beneficiary can, however, transfer some or all of your Real Estate Account accumulation to the Traditional Annuity in order to receive that portion of the death benefit under a method of payment available from the Traditional Annuity. Your beneficiary can also transfer some or all of your accumulation to CREF in order to receive that portion of the death benefit under a method of payment offered by CREF. Such transfer can be for all of your accumulation, or for any part thereof not less than $1,000. For all methods except single-sum, the death benefit will be the consideration for a TIAA individual payout contract providing for the method of payment chosen.
          You may choose the method of payment and change your choice at any time before payments begin. After your death, your beneficiary may change the method chosen by you, if you so provide. If you do not choose a method of payment, your beneficiary will make the choice when he or she becomes entitled to payments. If the amount of the death benefit due to any one beneficiary is less than $5,000, TIAA may change the method of payment for the portion of the death benefit payable to that beneficiary to the single-sum payment method. The right to elect a method or change such election may be limited in accordance with section 70.
          A beneficiary may not begin to receive the death benefit under the one-life annuity method after he or she attains age 90. If you die before your annuity starting date and have chosen the one-life annuity method for a beneficiary who has attained age 90, he or she must choose another method. Any choice of method or change of such choice must be made by written notice to TIAA, as explained in section 64.
          The death benefit must be applied under a chosen method of payment within one year of the date of your death; otherwise payments will be made to your beneficiary beginning no later than the first anniversary of your date of death, under the "Fixed-period annuity" method for a period of 5 years with payments made annually. The following are the methods of payment from which you may choose.

          SINGLE-SUM PAYMENT. The death benefit will be paid to your beneficiary in one sum.

          ONE-LIFE ANNUITY. A payment will be made to your beneficiary each month for life. A guaranteed period of 10, 15 or 20 years may be included. If a guaranteed period isn't included, all payments will cease at the death of your beneficiary. If a guaranteed


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          period is included and your beneficiary dies before the end of that period, monthly payments will continue until the end of that period and then cease, as explained in section 44.

          FIXED-PERIOD ANNUITY. A payment will be made to your beneficiary each month for a fixed period of not less than 5 nor more than 30 years, as chosen. At the end of the period chosen, the entire death benefit will have been paid out. If your beneficiary dies before the end of the period chosen, the monthly payments will continue until the end of that period and then cease, as explained in section 44.

          PRINCIPAL AND INTEREST PAYMENTS. A payment of interest on the death benefit will be made to your beneficiary each month for a chosen period of not less than 2 nor more than 30 years. At the end of the period chosen, TIAA will pay the death benefit to your beneficiary. If your beneficiary dies while any part of the death benefit is held by TIAA, that amount will be payable as explained in section 44.

          MINIMUM DISTRIBUTION ANNUITY. This method enables your beneficiary to limit his or her distribution to the minimum distribution requirements of federal tax law. Payments are made from your accumulation in each year that a distribution is required, until your accumulation is entirely paid out or until your beneficiary dies. This method may not provide income for your beneficiary that lasts for his or her entire lifetime. If your beneficiary dies before the entire accumulation has been paid out, the remaining accumulation will be paid in one sum to the payee named to receive it. The value of the death benefit placed under this method must be at least $10,000.

43. The AMOUNT OF PERIODIC DEATH BENEFIT PAYMENTS will be determined as of the date payments are to begin by:

          A)   the amount of your Traditional Annuity accumulation;
          B) if the method chosen is the minimum distribution annuity, the amount of your Real Estate Account accumulation;
          C) the rate schedule or schedules under which any premiums, additional amounts and internal transfers were applied to your Traditional Annuity accumulation;
          D)   the method of payment chosen for the death benefit; and
          E) if the method chosen is the one-life annuity or the minimum distribution annuity, the age of your beneficiary.

          If any method chosen, except principal and interest payments, would result in payments of less than $100 a month, TIAA will have the right to require a change in choice that will result in payments of not less than $100 a month.

44. PAYMENTS AFTER THE DEATH OF A BENEFICIARY. Any periodic payments or other amounts remaining due after the death of your beneficiary during a guaranteed or fixed period will be paid to the payee named by you or your beneficiary to receive them, by written notice to TIAA as explained in section 64. The commuted value of these payments may be paid in one sum unless we are directed otherwise.


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          If no payee has been named to receive these payments, or if no one so named is living at the death of your beneficiary, the commuted value will be paid in one sum to your beneficiary's estate.
          If a payee receiving these payments dies before the end of the guaranteed or fixed period, the commuted value of any payments still due that person will be paid to any other payee named to receive it. If no one has been so named, the commuted value will be paid to the estate of the last payee who was receiving these payments.
          If your beneficiary dies while any part of the death benefit is held by TIAA under the principal and interest payments method or the minimum distribution annuity, that amount will be paid in one sum to the payee you or your beneficiary have named to receive it. If no such person survives your beneficiary, the death benefit will be paid in one sum to your beneficiary's estate.


                           PART H: INTERNAL TRANSFERS


45. AVAILABILITY OF INTERNAL TRANSFERS. You may transfer between your Traditional Annuity accumulation and your Real Estate Account accumulation. In addition, you may transfer all or part of your Traditional Annuity accumulation or your Real Estate Account accumulation to your companion CREF certificate. If you have an accumulation in your companion CREF certificate, you may (subject to its provisions) transfer from that certificate to this certificate. TIAA reserves the right to limit internal transfers to not more than one in a calendar quarter. Any internal transfer to or from CREF is subject to the terms of your companion CREF certificate, CREF's Rules of the Fund and your Keogh plan.

46. AMOUNT OF INTERNAL TRANSFER. You can transfer all of your Traditional Annuity accumulation or your Real Estate Account accumulation, or for any part thereof not less than $1,000. If you choose to transfer from your Traditional Annuity accumulation, we will apply to the Real Estate Account or to your companion CREF certificate, the amount to be transferred less any surrender charge in accordance with the applicable rate schedule or schedules. No surrender charge applies to any internal transfer from your Real Estate Account accumulation. Your Keogh plan may limit your right to transfer to the Real Estate Account or to a CREF account.
          An internal transfer reduces the accumulation from which it is paid by the amount transferred, including any surrender charge. If you transfer from your Traditional Annuity accumulation and different rate schedules apply to different parts of the Traditional Annuity accumulation, the reduction will be allocated among the parts on a pro rata basis.

47. EFFECTIVE DATE OF INTERNAL TRANSFER. An internal transfer will be effective as of the end of the business day in which we receive, in a form acceptable to TIAA, your request for an internal transfer. You may defer the effective date of the internal transfer until any valuation day following the date on which we receive your request. TIAA will determine all values as of the end of the effective date. You can't revoke a request for an internal transfer after its effective date.

48. SYSTEMATIC TRANSFERS. You may elect to have transfers made on a systematic basis. Systematic transfers may be made semi-monthly, monthly, quarterly, semi-annually or annually. Semi-monthly transfers are made twice a month, with the second payment scheduled 14 days after


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     the first payment. You choose which day the transfer will be made, except that if the date of a scheduled transfer is not a business day, the transfer will be made on the preceding business day. Transfers will continue until you tell us to stop or your Traditional Annuity accumulation or Real Estate Account accumulation are insufficient to support the transfer. Systematic transfers are subject to all the provisions described above for transfers, except that a reduced minimum amount of $100 applies to such transfers.

49. CREDITING INTERNAL TRANSFERS. Internal transfers to your Traditional Annuity accumulation are received by the general account as of the beginning of the day following the effective date of the internal transfer. Internal transfers to your Real Estate Account accumulation purchase accumulation units as of the end of the effective date of the internal transfer. TIAA may stop accepting internal transfers to the Real Estate Account at any time.


                            PART I: LUMP-SUM BENEFITS


50. AVAILABILITY OF THE LUMP-SUM BENEFIT. You may, subject to the terms of your Keogh plan and the limits described below, withdraw as a lump-sum benefit all of your Traditional Annuity accumulation or Real Estate Account accumulation, or any part thereof not less than $1,000. TIAA reserves the right to limit lump-sum benefits to not more than one in a calendar quarter.
          If you are married, your right to receive a lump-sum benefit is subject to the rights of your spouse as described in part J.
          Your Keogh plan may restrict distributions before age 59 1/2, as described in section 70.

51. EFFECTIVE DATE OF A LUMP-SUM BENEFIT. Any choice of lump-sum benefit must be made by written notice to TIAA on or before the day your income benefits begin, as explained in section 64. A lump-sum benefit will be effective as of the business day we receive, in a form acceptable to TIAA:

          A)   your request for a lump-sum benefit; and
          B)   a waiver of spouse's rights or proof that you are not married.

          You may choose to defer the effective date of the lump-sum benefit until any valuation day following the date on which we receive the above requirements. TIAA will determine all values as of the end of the effective date. You can't revoke a request for a lump-sum benefit after its effective date.

52.  PAYMENT OF LUMP-SUM BENEFIT. A lump-sum benefit may be paid:

          A)   to you as a cash withdrawal;
          B) to another funding vehicle as a direct transfer under federal tax law; or
          C) to a TIAA IRA contract, or to a funding vehicle whether or not it is offered by TIAA or CREF, as a tax-free rollover as described in section 65.


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53.  AMOUNT OF A LUMP-SUM BENEFIT. If you choose a lump-sum benefit from your
     Traditional Annuity accumulation, we will pay the part of your Traditional Annuity accumulation you choose, less any surrender charge in accordance with the applicable rate schedule or schedules. If you choose a lump-sum benefit from your Real Estate Account accumulation, we will pay the part of your Real Estate Account accumulation you choose.
          Payment of a lump-sum benefit reduces the accumulation from which it is paid by the amount chosen. If you choose a lump-sum benefit from your Traditional Annuity accumulation and different rate schedules apply to different parts of your Traditional Annuity accumulation, the reduction will be allocated among the parts on a pro-rata basis.
          TIAA may defer the payment of a Traditional Annuity lump-sum benefit for up to six months.

54. SYSTEMATIC WITHDRAWALS. You may elect to have lump-sum benefits made on a systematic basis. Systematic withdrawals may be made semi-monthly, monthly, quarterly, semi-annually or annually. Semi-monthly withdrawals are made twice a month, with the second payment scheduled 14 days after the first payment. You choose which day the lump-sum benefit will be paid, except that if the date of a scheduled lump-sum benefit is not a business day, it will be paid on the preceding business day. Withdrawals will continue until you tell us to stop or the portion of your accumulation available for withdrawal is insufficient to support the benefit. Systematic withdrawals are subject to all the provisions described above for lump-sum benefits, except that a reduced minimum amount of $100 applies.


                      PART J : SPOUSE'S RIGHTS TO BENEFITS


55. SPOUSE'S RIGHTS TO BENEFITS. If you are married, your rights to choose certain benefits are restricted by the rights of your spouse to benefits as follows:

          SPOUSE'S SURVIVOR RETIREMENT BENEFIT. If you are married on your annuity starting date, your income benefit must be paid under a two-life annuity with your spouse as second annuitant.

          SPOUSE'S SURVIVOR DEATH BENEFIT. If you die before your annuity starting date and your spouse survives you, the payment of the death benefit to your named beneficiary is subject to your spouse's right to receive a death benefit of one-half of any part of your accumulation attributable to contributions made under a plan subject to ERISA.

          Your spouse may consent to a waiver of his or her rights to these benefits, as explained in section 56.

56. WAIVER OF SPOUSE'S RIGHTS. Your spouse must consent to a waiver of his or her rights to survivor benefits before you can choose:

          A) an income option other than a two-life annuity with your spouse as second annuitant; or
          B) beneficiaries who are not your spouse for more than half of the death benefit; or


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          C)   a lump-sum benefit.

          In order to waive the rights to spousal survivor benefits, if you are married, we must receive, in a form satisfactory to TIAA, your spouse's written consent, or a satisfactory verification that your spouse cannot be located. A waiver of rights with respect to an income option or a lump-sum benefit must be made in accordance with the IRC and ERISA. A waiver of the survivor death benefit may not be effective if it is made prior to the plan year in which you reach age 35, or, if earlier, your separation from service of your employer.
          Verification of your marital status may be required, in a form satisfactory to TIAA, for purposes of establishing your spouse's rights to benefits or a waiver of these rights. You may revoke a waiver of your spouse's rights to benefits at any time during your lifetime. Your spouse may not revoke a consent after the consent has been given.


                           PART K: GENERAL PROVISIONS


57. INSULATION OF THE SEPARATE ACCOUNT. TIAA owns the assets in separate account VA-2. To the extent permitted by law, the assets of the separate account will not be charged with liabilities arising out of any other business TIAA may conduct. All income, gains and losses of the separate account, whether or not realized, will be credited to or charged against only that account without regard to TIAA's other income, gains or losses.

58. DELETION OF THE REAL ESTATE ACCOUNT. TIAA may delete the Real Estate Account. If you own accumulation units in the Real Estate Account and it is deleted, you must transfer them to your Traditional Annuity accumulation or to your companion CREF certificate. If you don't tell us where to transfer your accumulation units, we'll transfer them to the CREF Money Market Account under your companion CREF certificate.

59. REPORT OF ACCUMULATION. At least once each year, we will provide you with a report for your certificate showing the value of your accumulation (death benefit).

60. NO ASSIGNMENT OR TRANSFER. Neither you nor any other person may assign, pledge, or transfer ownership of this certificate or any benefits under its terms. Any such action will be void and of no effect. The contract is incontestable.

61. PROTECTION AGAINST CLAIMS OF CREDITORS. The benefits and rights accruing to you or any other person under this certificate are exempt from the claims of creditors or legal process to the fullest extent permitted by law.

62. NON-FORFEITURE OF BENEFITS. Amounts payable under this certificate will not be less than the minimum required as of the date of issue by any statute of the state or other jurisdiction in which this certificate is delivered. Your accumulation and any benefits purchased cannot be forfeited under this certificate.

63. VESTING. Subject to your Keogh plan, the right to receive and exercise every benefit, option, right and privilege conferred by this certificate may not be immediately vested in you. Your


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     right to receive and exercise such benefits, options, rights and privileges will commence on your vesting date as determined in accordance with your Keogh plan.

64. PROCEDURE FOR ELECTIONS AND CHANGES. You (or your beneficiaries after your death) have to make any choice or changes available under your certificate in a form acceptable to TIAA at our home office in New York, NY. If you (or your beneficiaries after your death) send us a notice changing your beneficiaries or other persons named to receive payments, it will take effect as of the date it was signed even if you (or any other signer) then die before the notice actually reaches TIAA. Any other notice will take effect as of the date TIAA receives it. If TIAA takes any action in good faith before receiving the notice, we won't be subject to liability even if our acts were contrary to what you told us in the notice.

65. RIGHT TO A TAX-FREE ROLLOVER. If you or your surviving spouse (or your spouse or former spouse as an alternate payee under a qualified domestic relations order) receive a distribution from your certificate which qualifies as an eligible rollover distribution under IRC section 402(c)(4), any portion of it may be paid as a direct rollover to an eligible retirement plan. An eligible retirement plan is:

          A)   an individual retirement account or annuity described in IRC section 408;

          B)   if your contract is part of a qualified plan described in IRC section 401(a) or 403(a), another plan qualified under IRC section 401(a) or 403(a) that accepts the eligible rollover distribution.

          An eligible retirement plan for a surviving spouse is only an individual retirement account or annuity described in IRC section 408.

66. PAYMENT TO AN ESTATE, TRUSTEE, ETC. TIAA reserves the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee or other entity that isn't a natural person. TIAA won't be responsible for the acts or neglects of any executor, trustee, guardian, or other third party receiving payments under your contract.
          If you designate a trustee of a trust as beneficiary, TIAA is not obliged to inquire into the terms of the underlying trust or any will.
          If death benefits become payable to the designated trustee of a testamentary trust, but:

          A) no qualified trustee makes claim for the benefits within nine months after your death; or
          B) evidence satisfactory to TIAA is presented at any time within such nine-month period that no trustee can qualify to receive the benefits due,

     payment will be made to the successor beneficiaries, if any are designated and survive you; otherwise payment will be made to the executors or administrators of your estate.
          If benefits become payable to an inter-vivos trustee, but the trust is not in effect or there is no qualified trustee, payment will be made to the successor beneficiaries, if any are designated and survive you; otherwise payment will be made to the executors or administrators of your estate.


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          Payment to any trustee, successor beneficiary, executor, or administrator, as provided for above, shall fully satisfy TIAA's payment obligations under this contract to the extent of such payment.

67. SERVICE OF PROCESS UPON TIAA. We will accept service of process in any action or suit against us on this certificate in any court of competent jurisdiction in the United States or Puerto Rico provided such process is properly made. We will also accept such process sent to us by registered mail if the plaintiff is a resident of the jurisdiction in which the action or suit is brought. This section does not waive any of our rights, including the right to remove such action or suit to another court.

68. BENEFITS BASED ON INCORRECT DATA. If the amount of benefits is determined by data as to a person's age or any other factor that is incorrect, benefits will be recalculated on the basis of the correct data. Any amounts underpaid by TIAA on the basis of the incorrect data will be paid at the time the correction is made. Any amounts overpaid by TIAA on the basis of the incorrect data will be charged against the payments due after the correction is made. Any amounts so paid or charged will include compound interest at the effective rate of 6% per year.

69. PROOF OF SURVIVAL. TIAA reserves the right to require satisfactory proof that anyone named to receive benefits under the terms of your certificate is alive on the date any benefit payment is due. If this proof is not received after it has been requested in writing, TIAA will have the right to make reduced payments or to withhold payments entirely until such proof is received. If under a two-life annuity TIAA has overpaid benefits because of a death of which we were not notified, subsequent payments will be reduced or withheld until the amount of the overpayment, plus compound interest at the effective rate of 6% per year, has been recovered.

70. COMPLIANCE WITH THE TERMS OF YOUR KEOGH PLAN, AND LAWS AND REGULATIONS. TIAA will administer your certificate to comply with the restrictions of all laws and regulations pertaining to the terms and conditions of your certificate. You cannot elect any benefit or exercise any right under your certificate if the election of that benefit or exercise of that right is prohibited under an applicable state or federal law or regulation.
          The choice of income option, annuity starting date, beneficiary or second annuitant, method of payment of the death benefit, and the availability of internal transfers and lump-sum benefits as set forth in this certificate are subject to the applicable restrictions, distribution requirements, and incidental benefit requirements of ERISA and the IRC, and any rulings and regulations issued under ERISA and the IRC.
          Distributions from your certificate are subject to the restrictions of your Keogh plan.

71. CORRESPONDENCE AND REQUESTS FOR BENEFITS. No notice, application, form, or request for benefits will be deemed to be received by us unless it is received at our home office. All benefits are payable at our home office. If you have any questions about the contract, your certificate, or our service, or if you need help to resolve a problem, you can contact us at the address or phone number below.

                                      TIAA
                                730 Third Avenue
                             New York, NY 10017-3206


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                             Telephone: 800 842-2733




                              PART L: RATE SCHEDULE


72. CHANGE OF RATE SCHEDULE. We may, at any time and from time to time, substitute a new rate schedule for the one in your current certificate. A new rate schedule will apply only to benefits arising from any premiums, additional amounts, and internal transfers applied to the Traditional Annuity while such rate schedule is in effect. Any change in the rate schedule will not affect the amount of benefits purchased prior to the change by any premiums, additional amounts, and internal transfers applied to the Traditional Annuity. Any change in the interest rate credited before your annuity starting date or your prior death is subject to the minimum rate specified in the applicable state nonforfeiture law, if any, or if none, the applicable National Association of Insurance Commissioners model nonforfeiture law. Any change in the charge for expenses or contingencies, or in the surrender charge, must comply with any applicable state nonforfeiture law. A change in the rate schedule will be made only after we have given you and the contractholder three months' written notice of the change. Any such change will also be made to all other Keogh Retirement Annuity certificates written on this certificate form and delivered in the jurisdiction shown on page 3. Any new rate schedule will specify:

          A)   the charges for expenses and contingencies;
          B) the interest rates and the mortality bases used for determining benefits arising from amounts applied to the Traditional Annuity; and
          C) any applicable surrender charges on lump-sum benefits and internal transfers arising from amounts applied to the Traditional Annuity.

73. RATE SCHEDULE. The benefits bought by any premiums, additional amounts and internal transfers applied to the Traditional Annuity while this rate schedule is in effect will be computed on this basis:

          (1)  no deduction for expenses or contingencies;
          (2) interest at the effective annual rate of 3% from the end of the day on which the premium, additional amount or internal transfer is received to your annuity starting date or the date death benefits begin, and at the effective annual rate of 2 1/2% thereafter;
          (3) a deduction for any premium taxes incurred by TIAA for your certificate; and
          (4)  mortality according to the 1983 Table A (Merged Gender Mod C).


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                            YOUR TIAA KEOGH GROUP RETIREMENT ANNUITY CERTIFICATE
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          These rates cease to apply to any Traditional Annuity accumulations that you transfer to the Real Estate Account or to your companion CREF certificate.

          A SURRENDER CHARGE of 0% will be assessed against any lump-sum benefit or internal transfer paid from the portion of your Traditional Annuity accumulation arising from premiums, additional amounts and internal transfers applied to the Traditional Annuity while this rate schedule is in effect.

          BETTERMENT OF RATES. When you or your beneficiary begin benefits under a one-life or two-life annuity, we will compute any benefits provided by the portion of your Traditional Annuity accumulation resulting from amounts applied to the Traditional Annuity while this rate schedule is in effect on the basis stated above, or, if it produces a larger guaranteed benefit, on the basis then in use for any single premium immediate annuities offered by TIAA.


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        YOUR TIAA KEOGH GROUP RETIREMENT ANNUITY CERTIFICATE
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
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                              GUARANTEED ANNUAL AMOUNT OF INCOME BENEFITS UNDER A
                            ONE-LIFE ANNUITY WITH 10-YEAR GUARANTEED PERIOD OPTION
                   PURCHASED BY A SINGLE PREMIUM OF $100 CREDITED TO THE TRADITIONAL ANNUITY
                            One-twelfth of the amount shown is payable each month.
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  Age                                   Age                                   Age
Attained                              Attained                              Attained
  When       Annuity Beginning at      When        Annuity Beginning at      When        Annuity Beginning at
Premium                               Premium                               Premium
is Paid*   Age 60   Age 65   Age 70   is Paid*   Age 60   Age 65   Age 70   is Paid*   Age 60   Age 65   Age 70
--------   ------   ------   ------   --------   ------   ------   ------   --------   ------   ------   ------
   20      $14.76   $18.78   $24.29      37      $ 8.92   $11.36   $14.69      54      $ 5.40   $ 6.88   $ 8.89
   21       14.33    18.24    23.58      38        8.67    11.03    14.27      55        5.24     6.67     8.63
   22       13.91    17.71    22.89      39        8.41    10.71    13.85      56        5.09     6.48     8.38
   23       13.50    17.19    22.22      40        8.17    10.40    13.45      57        4.94     6.29     8.13
   24       13.11    16.69    21.58      41        7.93    10.09    13.05      58        4.79     6.11     7.90
   25       12.72    16.21    20.95      42        7.70     9.80    12.67      59        4.66     5.93     7.67
   26       12.35    15.73    20.34      43        7.47     9.52    12.31      60        4.52     5.76     7.44
   27       12.00    15.27    19.75      44        7.26     9.24    11.95      61                 5.59     7.23
   28       11.65    14.83    19.17      45        7.04     8.97    11.60      62                 5.43     7.01
   29       11.31    14.40    18.61      46        6.84     8.71    11.26      63                 5.27     6.81
   30       10.98    13.97    18.07      47        6.64     8.46    10.93      64                 5.12     6.62
   31       10.66    13.57    17.55      48        6.45     8.21    10.62      65                 4.97     6.42
   32       10.35    13.18    17.03      49        6.26     7.97    10.31      66                          6.23
   33       10.05    12.79    16.54      50        6.08     7.74    10.01      67                          6.05
   34        9.75    12.42    16.06      51        5.90     7.51     9.71      68                          5.87
   35        9.47    12.06    15.59      52        5.73     7.29     9.43      69                          5.71
   36        9.19    11.70    15.13      53        5.56     7.08     9.15      70                          5.54

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The yearly payments shown above are those that result from a premium of $100 paid or credited to the
Traditional Annuity when you have reached an age shown in the "Age Attained" column, but have not passed that birthday by as much as one month. All ages used in computing benefits are calculated in completed years and months. Payments at ages other than those shown, and under other income options, are computed on the basis stated in the rate schedule for benefits bought by premiums. For premiums other than $100, payments will be proportionate.

* Premiums are considered to be paid, and will be credited to your certificate, as of the end of the business day on which they are received.
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




                             GROUP FLEXIBLE PREMIUM
                                DEFERRED ANNUITY
                        FIXED AND VARIABLE ACCUMULATIONS


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